POWER OF ATTORNEY Known all by these presents, that the undersigned hereby constitutes and appoints each of Scott Ogur, W. David Mannheim and S. Halle Vakani, and each of them acting alone, signing singly, the undersigned's true and lawful attorneys-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% or more stockholder of Helix TCS, Inc. (the ?Company?), Forms ID, 3, 4 and 5, Update Passphrase Acknowledgement (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?1934 Act?) and Schedule 13D and/or Schedule 13G (and any amendment thereto) in accordance with the 1934 Act, and the rules promulgated thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4 and 5, Update Passphrase Acknowledgement and Schedule 13D and/or Schedule 13G (and any amendments thereto) and to file timely such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorneys-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-facts? discretion. The undersigned hereby grants to each such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-facts? substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 and Schedule 13D and Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. [signature pages follow] IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of June 2018. ROSE MANAGEMENT GROUP, LLC By: /s/ Jonathan Rosenthal Name: Jonathan Rosenthal Title: Principal By: /s/ Andrew Schweibold Name: Andrew Schweibold Title: Principal RSF5, LLC By: /s/ Jonathan Rosenthal Name: Jonathan Rosenthal Title: Principal By: /s/ Andrew Schweibold Name: Andrew Schweibold Title: Principal RSG5, LLC By: /s/ Jonathan Rosenthal Name: Jonathan Rosenthal Title: Principal By: /s/ Andrew Schweibold Name: Andrew Schweibold Title: Principal ROSE CAPITAL FUND I GP, LLC By: /s/ Jonathan Rosenthal Name: Jonathan Rosenthal Title: Principal By: /s/ Andrew Schweibold Name: Andrew Schweibold Title: Principal RSF4, LLC By: /s/ Jonathan Rosenthal Name: Jonathan Rosenthal Title: Principal By: /s/ Andrew Schweibold Name: Andrew Schweibold Title: Principal /s/ Jonathan Rosenthal Jonathan Rosenthal